Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Livongo Health, Inc. of our report dated May 10, 2019, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is June 28, 2019 relating to the financial statements, which appears in Livongo Health, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-232412).

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 25, 2019